UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 7, 2017
URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland (Urban Edge Properties)	001-36523 (Urban Edge Properties)	47-6311266
Delaware (Urban Edge Properties LP)	333-212951-01 (Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2017, Urban Edge Properties LP (the “Company”), the operating partnership through which Urban Edge Properties (“UEP”) conducts its business, amended its unsecured revolving credit facility (as amended, the “Revolving Credit Facility”) to increase the available amount under the Revolving Credit Facility from $500 million to $600 million, extend the term from January 2019 to March 2021 with two 6-month extension options and make certain other modifications.

The joint lead arrangers and joint book-runners for the Revolving Credit Facility are Wells Fargo Securities, LLC and PNC Capital Markets LLC. Wells Fargo Bank, National Association, serves as Administrative Agent. PNC Bank, National Association, serves as Syndication Agent. Barclays Bank PLC, Capital One, National Association, Citibank, N.A., JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A. serve as Documentation Agents. U.S. Bank National Association, Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Deutsche Bank AG New York Branch and TD Bank, N.A. are also participants in the Revolving Credit Facility.
Under the terms of the Revolving Credit Facility, “Total Outstanding Indebtedness” may not exceed sixty percent (60%) of “Capitalization Value,” which is based on a 6.25% capitalization rate; the ratio of “Combined EBITDA” to “Fixed Charges,” each measured as of the most recently ended calendar quarter, may not be less than 1.50 to 1.00; the ratio of “Unencumbered Combined EBITDA” to “Unsecured Interest Expense,” each measured as of the most recently ended calendar quarter, may not be less than 1.50 to 1.00; at any time, “Unsecured Indebtedness” may not exceed sixty percent (60%) of “Capitalization Value of Unencumbered Assets;” and the ratio of “Secured Indebtedness” to “Capitalization Value,” each measured as of the most recently ended calendar quarter, may not exceed sixty percent (60%). The Revolving Credit Facility also contains standard representations and warranties and other covenants.
The Revolving Credit Facility includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the lenders’ commitments may be terminated.
The full text of the amendment to the Revolving Credit Facility, which is not being filed herewith, will be filed not later than with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2017.

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent the companies’ intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The companies’ future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost and cost to complete; and estimates of future capital expenditures and partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in the Company’s and UEP’s Annual Report on Form 10-K for the year ended December 31, 2016. For these statements, the companies claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date they are made. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither the Company nor UEP undertakes any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure contained in Item 1.01 above is incorporated by reference herein into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:
99.1 - Press Release dated March 7, 2017.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: March 7, 2017	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer

URBAN EDGE PROPERTIES LP
(Registrant)

	By:	Urban Edge Properties, General Partner

Date: March 7, 2017	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer